Calculation of Filing Fee Tables
S-8
PALVELLA THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	750,000	$ 138.97	$ 104,227,500.00	0.0001381	$ 14,393.82
Total Offering Amounts:						$ 104,227,500.00		$ 14,393.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,393.82
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.001 per share ("Common Stock"), of Palvella Therapeutics, Inc. (the "Registrant") issuable under the Registrant's 2024 Equity Incentive Plan, as amended, by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock. (2) Represents shares of Common Stock that are issuable under Amendment No. 1 to the 2024 Equity Incentive Plan, which was adopted by the Registrant's Board of Directors on April 27, 2026 and approved by the Registrant's stockholders at the 2026 Annual Meeting of Stockholders on June 10, 2026. (3) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on August 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources